Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS RECORD 2015 RESULTS
AND PROVIDES 2016 EARNINGS GUIDANCE

Highlights include:

•	Record 2015 diluted EPS of $2.90, an increase of 19% over 2014

•	Record annual sales of $2.36 billion

•	Record 2015 operating margin of 9.1%, up 70 basis points from 2014

•	2016 diluted EPS guidance of $3.20 to $3.35
______________________

COVINGTON, LA. (February 18, 2016) – Pool Corporation (NASDAQ/GSM:POOL) today announced fourth quarter and full year 2015 results.

“We had a record-setting year in 2015 topped off with favorable warmer weather in the fourth quarter, which contributed to record fourth quarter sales and our first profitable fourth quarter ever. We grew annual sales by 5% over 2014, despite an almost 2% negative impact from foreign currency fluctuations. Strict margin discipline and expense management resulted in a strong contribution margin enabling us to expand our operating margin by more than 70 basis points,” commented Manuel Perez de la Mesa, President and CEO.

Net sales for the year ended December 31, 2015 increased 5% to a record high of $2.36 billion, compared to $2.25 billion in 2014. Base business sales also increased 5%. Annual sales benefited from increased consumer spending on discretionary products, particularly related to replacement and remodel activity. Pool owners are investing to upgrade existing pools and outdoor systems to increase energy efficiency and incorporate more technologically advanced products. Record warm temperatures through much of the fourth quarter extended the pool season well into November and December in many markets, which spurred greater sales in both our building materials and equipment product categories.

Gross profit for the year ended December 31, 2015 reached a record $675.6 million, a 5% increase over gross profit of $643.3 million in 2014. Gross profit as a percentage of net sales (gross margin) remained constant at 28.6% for both 2015 and 2014.

Selling and administrative expenses (operating expenses) for 2015 increased just 1% to $459.4 million from $454.5 million in 2014. Increases in performance-based incentive compensation and technology related expenses were offset by tight expense controls and an approximate 2% favorable impact on operating expenses from the stronger U.S. dollar relative to foreign currencies.

Operating income for the year improved 14% to $216.2 million from $188.9 million in 2014. Operating income as a percentage of net sales (operating margin) increased to a record 9.1% in 2015 compared to 8.4% in 2014.

Net income attributable to Pool Corporation increased 16% to a record $128.3 million in 2015 compared to $110.7 million in 2014. Earnings per share was up 19% to a record $2.90 per diluted share compared to $2.44 per diluted share in 2014. Adjusted EBITDA (as defined in the addendum to this release) increased 14% to $241.8 million in 2015 compared to $213.0 million in 2014, or 10.2% of net sales in 2015 compared to 9.5% of net sales in 2014.

On the balance sheet at December 31, 2015, total net receivables, including pledged receivables, increased 11% over the prior year, reflecting our December 2015 sales growth. Inventory levels grew 2% to $474.3 million compared to $467.0 million last year. Total debt outstanding was $329.7 million, an increase of $8.9 million or 3% over the prior year’s balance.

Cash provided by operations was $146.1 million in 2015, or $17.8 million more than net income. Compared to 2014, cash provided by operations was $24.2 million higher primarily due to the increase in net income and improvements in the seasonal purchasing and payment cycle.

Net sales for the fourth quarter increased 10% to $415.1 million compared to $376.4 million in the fourth quarter of 2014. Gross margin improved 30 basis points to 28.5% in the fourth quarter of 2015. Operating income for the fourth quarter of 2015 was $6.0 million compared to a loss of $0.7 million in the same period last year. Net income attributable to Pool Corporation for the fourth quarter of 2015 was $2.5 million compared to a loss of $2.2 million in the comparable 2014 period. Earnings per diluted share for the fourth quarter of 2015 was $0.06 versus a loss of $0.05 per diluted share in the fourth quarter of 2014.

“Our 2015 results are a testament to the caliber and commitment of our people. We believe the resiliency of our business model, together with ongoing investments in our unique tools and resources will foster another year of solid growth. As we enter the new year, we project earnings will range from $3.20 to $3.35 per diluted share for fiscal 2016. We look forward to building on the foundation laid in 2015 to achieve sustained success through exceptional execution,” said Perez de la Mesa.

POOLCORP is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOLCORP operates 336 sales centers in North America, Europe, South America and Australia, through which it distributes more than 160,000 national brand and private label products to roughly 100,000 wholesale customers. For more information, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project,” “should” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOLCORP’s 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Craig K. Hubbard
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014 (1)

Net sales	$415,075	$376,442	$2,363,139	$2,246,562
Cost of sales	296,780	270,422	1,687,495	1,603,222
Gross profit	118,295	106,020	675,644	643,340
Percent	28.5%	28.2%	28.6%	28.6%

Selling and administrative expenses	112,316	106,752	459,422	454,470
Operating income (loss)	5,979	(732)	216,222	188,870
Percent	1.4%	(0.2)%	9.1%	8.4%

Interest and other non-operating expenses, net	1,704	1,794	8,072	7,485
Income (loss) before income taxes and equity earnings (loss)	4,275	(2,526)	208,150	181,385
Provision for income taxes	1,648	(552)	80,137	70,559
Equity earnings (loss) in unconsolidated investments, net	(48)	(5)	211	204
Net income (loss)	2,579	(1,979)	128,224	111,030
Net (income) loss attributable to noncontrolling interest	(93)	(216)	51	(338)
Net income (loss) attributable to Pool Corporation	$2,486	$(2,195)	$128,275	$110,692

Earnings (loss) per share:
Basic	$0.06	$(0.05)	$2.98	$2.50
Diluted	$0.06	$(0.05)	$2.90	$2.44
Weighted average shares outstanding:
Basic	42,696	43,444	43,105	44,281
Diluted	43,834	43,444	44,254	45,441

Cash dividends declared per common share	$0.26	$0.22	$1.00	$0.85
_________________

(1)	Derived from audited financial statements.

POOL CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,	Change
	2015	2014 (1)	$	%

Assets
Current assets:
Cash and cash equivalents	$13,237	$14,830	$(1,593)	(11)%
Receivables, net (2)	54,173	51,014	3,159	6
Receivables pledged under receivables facility	102,583	89,631	12,952	14
Product inventories, net (3)	474,275	466,962	7,313	2
Prepaid expenses and other current assets	11,946	11,659	287	2
Deferred income taxes	5,530	3,117	2,413	77
Total current assets	661,744	637,213	24,531	4

Property and equipment, net	69,854	56,475	13,379	24
Goodwill	172,761	173,924	(1,163)	(1)
Other intangible assets, net	11,845	11,995	(150)	(1)
Equity interest investments	1,231	1,244	(13)	(1)
Other assets, net	18,596	12,086	6,510	54
Total assets	$936,031	$892,937	$43,094	5%

Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable	$246,554	$236,294	$10,260	4%
Accrued expenses and other current liabilities	56,591	54,085	2,506	5
Current portion of long-term debt and other long-term liabilities	1,700	1,529	171	11
Total current liabilities	304,845	291,908	12,937	4

Deferred income taxes	29,808	23,504	6,304	27
Long-term debt	328,015	319,309	8,706	3
Other long-term liabilities	14,955	10,751	4,204	39
Total liabilities	677,623	645,472	32,151	5
Redeemable noncontrolling interest	2,665	3,113	(448)	(14)
Total stockholders’ equity	255,743	244,352	11,391	5
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$936,031	$892,937	$43,094	5%
__________________

(1)	Derived from audited financial statements.

(2)	The allowance for doubtful accounts was $4.2 million at December 31, 2015 and $4.0 million at December 31, 2014.

(3)	The inventory reserve was $7.0 million at December 31, 2015 and $6.4 million at December 31, 2014.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2015	2014 (1)	Change
Operating activities
Net income	$128,224	$111,030	$17,194
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,373	14,495	1,878
Amortization	1,015	1,387	(372)
Share-based compensation	9,543	9,065	478
Excess tax benefits from share-based compensation	(7,706)	(5,524)	(2,182)
Equity earnings in unconsolidated investments, net	(211)	(204)	(7)
Losses on foreign currency transactions	774	277	497
Other	4,832	6,145	(1,313)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(16,656)	(12,751)	(3,905)
Product inventories	(10,848)	(30,409)	19,561
Prepaid expenses and other assets	(434)	(2,265)	1,831
Accounts payable	9,956	20,090	(10,134)
Accrued expenses and other current liabilities	11,188	10,479	709
Net cash provided by operating activities	146,050	121,815	24,235

Investing activities
Acquisition of businesses, net of cash acquired	(4,483)	(10,648)	6,165
Purchase of property and equipment, net of sale proceeds	(29,095)	(17,328)	(11,767)
Other investments, net	88	165	(77)
Payments to fund credit agreement	(8,860)	—	(8,860)
Collections from credit agreement	4,557	—	4,557
Net cash used in investing activities	(37,793)	(27,811)	(9,982)

Financing activities
Proceeds from revolving line of credit	911,712	820,720	90,992
Payments on revolving line of credit	(890,406)	(763,429)	(126,977)
Proceeds from asset-backed financing	143,400	121,600	21,800
Payments on asset-backed financing	(156,000)	(106,000)	(50,000)
Proceeds from short-term borrowings, long-term debt and other long-term liabilities	8,119	3,607	4,512
Payments on short-term borrowings, long-term debt and other long-term liabilities	(7,948)	(3,075)	(4,873)
Payments of deferred financing costs	(320)	(394)	74
Excess tax benefits from share-based compensation	7,706	5,524	2,182
Proceeds from stock issued under share-based compensation plans	18,269	13,530	4,739
Payments of cash dividends	(43,117)	(37,600)	(5,517)
Purchases of treasury stock	(99,219)	(136,466)	37,247
Net cash used in financing activities	(107,804)	(81,983)	(25,821)
Effect of exchange rate changes on cash and cash equivalents	(2,046)	(5,197)	3,151
Change in cash and cash equivalents	(1,593)	6,824	(8,417)
Cash and cash equivalents at beginning of period	14,830	8,006	6,824
Cash and cash equivalents at end of period	$13,237	$14,830	$(1,593)
_________________
(1) Derived from audited financial statements.

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded components (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2015	2014	2015	2014	2015	2014
Net sales	$411,068	$374,311	$4,007	$2,131	$415,075	$376,442

Gross profit	117,089	105,137	1,206	883	118,295	106,020
Gross margin	28.5%	28.1%	30.1%	41.4%	28.5%	28.2%

Operating expenses	110,634	105,936	1,682	816	112,316	106,752
Expenses as a % of net sales	26.9%	28.3%	42.0%	38.3%	27.1%	28.4%

Operating income (loss)	6,455	(799)	(476)	67	5,979	(732)
Operating margin	1.6%	(0.2)%	(11.9)%	3.1%	1.4%	(0.2)%

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Year Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,
	2015	2014	2015	2014	2015	2014
Net sales	$2,344,410	$2,238,929	$18,729	$7,633	$2,363,139	$2,246,562

Gross profit	669,037	640,259	6,607	3,081	675,644	643,340
Gross margin	28.5%	28.6%	35.3%	40.4%	28.6%	28.6%

Operating expenses	451,383	451,882	8,039	2,588	459,422	454,470
Expenses as a % of net sales	19.3%	20.2%	42.9%	33.9%	19.4%	20.2%

Operating income (loss)	217,654	188,377	(1,432)	493	216,222	188,870
Operating margin	9.3%	8.4%	(7.6)%	6.5%	9.1%	8.4%

We have excluded the following acquisitions from base business for the periods identified:

Acquired	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
The Melton Corporation (1)	November 2015	2	November - December 2015
Seaboard Industries, Inc. (1)	October 2015	3	November - December 2015
Poolwerx Development LLC (1)	April 2015	1	April - December 2015
St. Louis Hardscape Material & Supply, LLC (1)(2)	December 2014	1	January - December 2015 and December 2014
Pool Systems Pty. Ltd.	July 2014	3	January - October 2015 and August - October 2014
DFW Stone Supply, LLC (1)	March 2014	2	January - May 2015 and March - May 2014
Atlantic Chemical & Aquatics Inc. (1)	February 2014	2	January - April 2015 and February - April 2014

(1)	We acquired certain distribution assets of each of these companies.

(2)
We completed this acquisition on December 31, 2014. We excluded this sales center from base business for the periods identified as per our definition of base business, but also because no results of operations are included in fiscal 2014 due to the acquisition date. This sales center is not in our sales center count as of December 31, 2014, but is included in the table below as an acquired location during fiscal 2015.

When calculating our base business results, we exclude sales centers that are acquired, closed or opened in new markets for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

The table below summarizes the changes in our sales centers during 2015. Please see footnote 2 to the Acquisition table presented above for further information about our acquired locations.

December 31, 2014	328
Acquired locations	7
New locations	4
Consolidated locations	(3)
December 31, 2015	336

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization, share‑based compensation, goodwill and other non-cash impairments and equity earnings or losses in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Year Ended December 31,
(in thousands)	2015	2014

Net income	$128,224	$111,030
Add:
Interest and other non-operating expenses (1)	7,298	7,208
Provision for income taxes	80,137	70,559
Share-based compensation	9,543	9,065
Equity earnings in unconsolidated investments, net	(211)	(204)
Depreciation	16,373	14,495
Amortization (2)	398	845
Adjusted EBITDA	$241,762	$212,998

(1)	Shown net of interest income and losses on foreign currency transactions and includes amortization of deferred financing costs as discussed below.

(2)
Excludes amortization of deferred financing costs of $617 for 2015 and $542 for 2014. This non-cash expense is included in Interest and other non-operating expenses, net on the Consolidated Statements of Income.

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by operating activities. Please see page 5 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Year Ended December 31,
(in thousands)	2015	2014

Adjusted EBITDA	$241,762	$212,998
Add:
Interest and other non-operating expenses, net of interest income	(6,681)	(6,666)
Provision for income taxes	(80,137)	(70,559)
Losses on foreign currency transactions	774	277
Excess tax benefits from share-based compensation	(7,706)	(5,524)
Other	4,832	6,145
Change in operating assets and liabilities	(6,794)	(14,856)
Net cash provided by operating activities	$146,050	$121,815